Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

EMERGENT ENERGY SERVICES LP

This Certificate of Limited Partnership, dated April 27, 2012, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.     Name.  The name of the limited partnership is Emergent Energy Services LP (the “Partnership”).

2.     Registered Office.  The address of the registered office of the Partnership required to be maintained by Section 17-104 of the Act is:

c/o Capitol Services, Inc.

Capitol Services, Inc.

1675 South State St., Suite B

Dover, DE 19901

3.     Registered Agent.  The name and the address of the registered agent for service of process on the Partnership required to be maintained by Section 17-104 of the Act are:

Capitol Services, Inc.

1675 South State St., Suite B

Dover, DE 19901

4.     General Partner.  The name and the business address of the sole general partner of the Partnership are as follows:

Emergent Energy Services GP LLC

1400 Civic Place

Suite 250

Southlake, Texas 76092

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, as the general partner of the Partnership, has duly executed this Certificate of Limited Partnership as of the date first written above.

EMERGENT ENERGY SERVICES GP LLC

By:	/s/ Warren Bonham
Name: Warren Bonham
Title: Vice President

Signature Page to Certificate of Limited Partnership of Emergent Energy Services LP